UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AMERIS BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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24 Second Avenue, S.E.

Moultrie, Georgia 31768

April 17, 2006

Dear Shareholder:

It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, May 16, 2006, at 4:15 p.m. local time, at our corporate offices, located at 24 Second Avenue, S.E., in Moultrie, Georgia.

At the meeting, you will be asked to vote on a number of important matters. Please take the time to read carefully each of the proposals described in the attached proxy statement.

On behalf of Ameris Bancorp, I thank you for your continued support and look forward to seeing you at the meeting.

Sincerely,

Edwin W. Hortman, Jr.
President and Chief Executive Officer

AMERIS BANCORP

24 Second Avenue, S.E.

Moultrie, Georgia 31768

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2006

To the Shareholders of Ameris Bancorp:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Ameris Bancorp (the “Company”) will be held at the corporate offices of the Company, located at 24 Second Avenue, S.E., Moultrie, Georgia, on Tuesday, May 16, 2006, commencing at 4:15 p.m., local time, for the following purposes:

(1)	to elect three Class III directors for a three-year term of office;

(2)	to ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the Company’s independent auditors for the fiscal year ended December 31, 2005; and

(3)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on March 7, 2006 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Shareholders may receive more than one proxy if they own shares registered in different names or at different addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered — whether individually, as joint tenants, or in a representative capacity — and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of at least 10 days prior to the Annual Meeting at the Company’s corporate offices located at the address set forth above.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-prepaid envelope or vote promptly through the telephone or the Internet. Returning or voting your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

By Order of the Board of Directors,

Moultrie, Georgia	Cindi H. Lewis
April 17, 2006	Corporate Secretary

AMERIS BANCORP

24 Second Avenue, S.E.

Moultrie, Georgia 31768

PROXY STATEMENT

GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy (which were first sent or given to shareholders on or about April 17, 2006) are being furnished to shareholders of Ameris Bancorp (the “Company”) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the corporate offices of Ameris Bancorp, located at 24 Second Avenue, S.E., Moultrie, Georgia, on Tuesday, May 16, 2006, at 4:15 p.m., local time, and any adjournment or postponement thereof.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company either a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. All shares represented by a properly executed, unrevoked proxy will be voted on all matters presented at the Annual Meeting on which the shares are entitled to vote, unless the shareholder attends the Annual Meeting and votes in person. Proxies solicited will be voted in accordance with the instructions given on the enclosed form of proxy.

Only shareholders of record at the close of business on March 7, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 12,951,718 shares of its common stock, $1.00 par value per share (the “Common Stock”), outstanding and entitled to vote. All holders of Common Stock are entitled to cast one vote per share held as of the Record Date.

The cost of preparing and mailing proxy materials will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist the Company and the Board in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,000 plus expenses. In addition to solicitation by mail, solicitations may be made by officers and other employees of the Company in person or by telephone or other means. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed for the expense of sending proxy materials to the beneficial owners of Common Stock held of record on behalf of such persons.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Annual Meeting. Abstentions and broker non-votes, discussed below, count as present for establishing a quorum.

Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, meaning that the three Class III nominees receiving the most votes will be elected as Class III directors. Cumulative voting is not permitted. Approval of each of the other proposals requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If a quorum is not present at the Annual Meeting, then it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote. In addition, if a broker indicates on the proxy card that it does not have discretionary authority on other matters considered at the Annual Meeting, those shares will not be counted in determining the number of votes cast with respect to those matters. All votes will be tabulated by the inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of the Record Date, by (i) directors, (ii) nominees for election as directors, (iii) executive officers named in the Summary Compensation Table set forth in this Proxy Statement under the caption “Executive Compensation,” (iv) certain other executive officers of the Company, (v) all directors and executive officers as a group, and (vi) each person who, to the knowledge of the Company, is a beneficial owner of more than five percent of the outstanding Common Stock.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned as of March 7, 2006 (2)+	Percent of Class (3)
Thomas T. Dampier (4)	17,935	*
Marc E. DeMott (5)	12,917	*
Jon S. Edwards (6)	34,521	*
Johnny W. Floyd (7)	17,629	*
J. Raymond Fulp	24,625	*
Edwin W. Hortman, Jr. (8)	65,065	*
Kenneth J. Hunnicutt (9)	293,664	2.27%
Daniel B. Jeter	9,352	*
Glenn A. Kirbo (10)	17,964	*
Cindi H. Lewis (11)	30,004	*
Robert P. Lynch (12)	5,917	*
Michael F. McDonald (13)	14,537	*
Johnny R. Myers (14)	1,500	*
Charles A. Robinson (15)	18,339	*
Brooks Sheldon (16)	132,888	1.03%
Eugene M. Vereen, Jr.	52,596	*
Henry C. Wortman (17)	84,342	*
Dennis J. Zember Jr. (18)	19,080	*
All directors and executive officers as a group (18 persons) (19)	852,875	3.30%

 *Less than 1%.

 +All fractional shares have been rounded up to the next whole number.

(1)	Unless otherwise noted in the footnotes to this table, the address of each beneficial owner is 24 Second Avenue, S.E., Moultrie, Georgia 31768.
(2)	Except as otherwise specified, each individual has sole and direct beneficial ownership interest and voting rights with respect to all shares of Common Stock indicated.
(3)	Percentage calculated based on 12,951,718 shares of Common Stock outstanding as of the Record Date.
(4)	Includes 2,700 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date and 3,000 shares of restricted Common Stock over which Mr. Dampier exercises voting power.
(5)	Includes 5,870 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 900 shares of restricted Common Stock over which Mr. DeMott exercises voting power; and 348 shares owned by Mr. DeMott’s wife, with whom he shares voting and investment power.
(6)	Includes 20,560 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 6,600 shares of restricted Common Stock over which Mr. Edwards exercises voting power; and 12 shares owned by Mr. Edward’s wife, with whom he shares voting and investment power.
(7)	Includes 11,526 shares of Common Stock owned by Mr. Floyd’s wife.
(8)	Includes 15,940 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 29,600 shares of restricted Common Stock over which Mr. Hortman exercises voting power; and 12 shares owned by Mr. Hortman’s wife, with whom he shares voting and investment power.
(9)	Includes 24 shares of Common Stock owned jointly with Mr. Hunnicutt’s investment club and 2,476 shares of Common Stock owned by Mr. Hunnicutt’s wife, with whom he shares voting and investment power.
(10)	Includes 224 shares of Common Stock held by Mr. Kirbo’s wife as custodian for a child, as to all of which Mr. Kirbo disclaims beneficial ownership.
(11)	Includes 14,056 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 5,400 shares of restricted Common Stock over which Mrs. Lewis exercises voting power; 1,197 shares of Common Stock owned jointly with Mrs. Lewis’s husband; 58 shares of Common Stock owned jointly with Mrs. Lewis’s daughter; and 658 shares of Common Stock owned by Mrs. Lewis’s husband, with whom Mrs. Lewis shares voting and investment power.
(12)	Includes 1,621 shares of Common Stock owned by Mr. Lynch’s wife.
(13)	Includes 7,300 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 900 shares of restricted Common Stock over which Mr. McDonald exercises voting power; and 50 shares of Common Stock owned by Mr. McDonald’s wife, with whom he shares voting and investment power.
(14)	Includes 1,500 shares of Common Stock issuable pursuant to option exercisable within 60 days of the Record Date.
(15)	Includes 8,896 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 900 shares of restricted Common Stock over which Mr. Robinson exercises voting power; and 60 shares owned by Mr. Robinson’s wife, with whom he shares voting and investment power.
(16)	Includes 112,399 shares of Common Stock held in a family trust, over which Mr. Sheldon has voting and investment power.
(17)	Includes 20,284 shares of Common Stock owned by Mr. Wortman’s wife, with whom Mr. Wortman shares investment and voting power; 11,627 shares of Common Stock owned by Mr. Wortman as co-trustee with Mr. Wortman’s wife for the benefit of their two children; and 5,474 shares of Common Stock owned jointly with Mr. Wortman’s wife. In addition to the shares of Common Stock listed, Mr. Wortman also owns 3,000 shares of the preferred securities of ABC Bancorp Capital Trust I, a Delaware business trust and a subsidiary of the Company, which represent less than 1% of the 3,450,000 shares of such preferred securities outstanding.
(18)	Includes 4,900 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date.
(19)	Includes 81,722 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date and 47,300 shares of restricted Common Stock, over which certain members of the group exercise voting power.

PROPOSAL 1: ELECTION OF DIRECTORS

The business affairs of the Company are managed under the direction of the Board in accordance with the Georgia Business Corporation Code, as implemented by the Company’s Articles of Incorporation and bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

The Company has a classified Board currently consisting of three Class I directors (Johnny W. Floyd, Edwin W. Hortman, Jr. and Daniel B. Jeter), four Class II directors (J. Raymond Fulp, Robert P. Lynch, Brooks Sheldon and Henry C. Wortman), and three Class III directors (Kenneth J. Hunnicutt, Glenn A. Kirbo and Eugene M. Vereen, Jr.). The Class III directors currently serve until the Annual Meeting, and the Class I and Class II directors currently serve until the annual meetings of shareholders to be held in 2007 and 2008, respectively. After the Annual Meeting, the Class I, Class II and Class III directors will serve until the annual meetings of shareholders to be held in 2007, 2008 and 2009, respectively, and until their respective successors are duly elected and qualified.

At each annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office. Executive officers are elected annually by the Board and serve at the discretion of the Board.

At the Annual Meeting, shareholders are being asked to re-elect Messrs. Hunnicutt, Kirbo and Vereen to serve as Class III directors until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified.

Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named.

Unless otherwise directed, the persons named as proxies and attorneys in the enclosed form of proxy intend to vote “FOR” the election of all nominees as directors for the ensuing term and until their successors are duly elected and qualified. If any such nominee for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.

The following sets forth certain information, as of the Record Date, for all Class III nominees.

Kenneth J. Hunnicutt (age 69) has served as a director of the Company since 1981 and as Chairman of the Board since May 15, 2001. Mr. Hunnicutt also served as Chief Executive Officer of the Company from 1994 through December 31, 2004. Additionally, Mr. Hunnicutt served as President of the Company from 1981 through May 15, 2001 and again from August 8, 2002 through December 31, 2003. Mr. Hunnicutt served as Senior President of American Banking Company, a wholly-owned subsidiary of the Company, from 1989 to 1991 and as President of American Banking Company from 1975 to 1989.

Glenn A. Kirbo (age 58) has served as a director of the Company since May, 2005 and as a director of American Banking Company, a wholly-owned subsidiary of the Company, since February, 2006. Mr. Kirbo served as a director and Chairman of the Board of First National Bank of South Georgia, formerly a wholly-owned subsidiary of the Company, from 1990 and 1996, respectively, and until the merger of First National Bank of South Georgia into American Banking Company in February, 2006. Mr. Kirbo is also president of the law firm of Kirbo and Kirbo, P.C. in Albany, Georgia, and he is currently serving as President and Chairman of the Board of the Doublegate Country Club, LTD. Mr. Kirbo also serves as a director of Health Systems Management, Inc. and Ocala Casualty Company. Additionally, Mr. Kirbo is a partner in Barkley-Kirbo Building Partnership, and he serves as president of Kirbo Properties, Inc., Staunton Warehouse, Inc. and West Crisp Investments, Inc.

Eugene M. Vereen, Jr. (age 85) has served as a director of the Company since 1981. Mr. Vereen served as the Chairman of the Board from 1981 to 1995 and served as Chief Executive Officer of the Company from 1981 to 1994. Mr. Vereen has also served as a director of American Banking Company, a wholly-owned subsidiary of the Company, since 1971 and as a director of Heritage Community Bank and Citizens Security Bank, formerly wholly-owned subsidiaries of the Company, and Bank of Thomas County and Cairo Banking Company, wholly-owned subsidiaries of the Company, from the time the Company acquired each such subsidiary until 1995. Mr. Vereen previously served as President of American Banking Company from 1971 to 1974 and as Senior President of American Banking Company from 1974 to 1989. Mr. Vereen now serves as the Chairman of the Board Emeritus of the Company and as President Emeritus of American Banking Company. Mr. Vereen served as Chairman of the Board of Moultrie Insurance Agency from 1951 until its sale in 1983 and is Chairman and director of M.I.A., Co., an investment company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL NOMINEES.

The following sets forth certain information, as of the Record Date, for all other directors of the Company, including those whose terms of office will continue after the Annual Meeting.

Johnny W. Floyd (age 67) has served as a director of the Company since 1995 and as a director of American Banking Company, a wholly-owned subsidiary of the Company, since February, 2006. Mr. Floyd served as a director and Chairman of the Board of Central Bank and Trust, formerly a wholly-owned subsidiary of the Company, from 1986 and 1988, respectively, and until the merger of Central Bank and Trust into American Banking Company in February, 2006. Mr. Floyd is the President of Floyd Timber Company, a forestry products company, and the President of Cordele Realty, Inc. Mr. Floyd has also been a member of the Georgia House of Representatives since 1989. Mr. Floyd’s term expires in the year 2007.

J. Raymond Fulp (age 61) has served as a director of the Company since 1989 and as a director of American Banking Company, a wholly-owned subsidiary of the Company, since February, 2006. Mr. Fulp served as a director and Chairman of the Board of Citizens Security Bank, formerly a wholly-owned subsidiary of the Company, from 1987 and 2000, respectively, and until the merger of Citizens Security Bank into American Banking Company in February, 2006. Mr. Fulp is a pharmacist and was the co-owner of Midtown Pharmacy in Tifton, Georgia from 1974 until its sale in 1999. Mr. Fulp’s term expires in the year 2008.

Edwin W. Hortman, Jr. (age 52) has served as a director of the Company since November, 2003. Mr. Hortman has also served as President and Chief Executive Officer of the Company since January 1, 2005. From November 6, 2003 through December 31, 2004, Mr. Hortman served as President and Chief Operating Officer of the Company, and from August, 2002 through November, 2003, Mr. Hortman served as Executive Vice President of the Company. From April, 1998 through November, 2003, Mr. Hortman served as President and CEO of Citizens Security Bank, formerly a wholly-owned subsidiary of the Company. Mr. Hortman also served as a director of Citizens Security Bank from April, 1998 to April, 2004. In addition, Mr. Hortman served as a director of Central Bank & Trust, Southland Bank, First National Bank of South Georgia and Merchants & Farmers Bank, formerly wholly-owned subsidiaries of the Company, from September, 2002 to April, 2004. From September, 1992 through April, 1998, Mr. Hortman was Senior Vice President of Colony Bankcorp, Inc. and President of Colony Management Services. Mr. Hortman serves as a director of the Georgia Bankers Association, the Georgia Bankers Association Insurance Trust, the Georgia Cities Foundation and on the Board of Trustees for Abraham Baldwin Agricultural College. Mr. Hortman’s term expires in the year 2007.

Daniel B. Jeter (age 54) has served as a director of the Company since 1997 and as a director of American Banking Company, a wholly-owned subsidiary of the Company, since April, 2002. Mr. Jeter is the Vice President and a majority shareholder of Standard Discount Corporation (“Standard”), a family-owned consumer finance company. Mr. Jeter joined Standard in March 1979 and is an officer and director of each of Standard’s affiliates, including Colquitt Loan Company, Globe Loan Company of Hazelhurst, Globe Loan Company of Tifton, Globe Loan Company of Moultrie, Peach Finance Company, Personal Finance Service of Statesboro, Globe Financial Services of Thomasville, Classic Insurance Company, Ltd. and Cavalier Insurance Company (of which he is President). Mr. Jeter is also a director and officer of the Georgia Industrial Loan Corporation and a director of Allied Business Systems and the Georgia Financial Services Association. Mr. Jeter’s term expires in the year 2007.

Robert P. Lynch (age 42) has served as a director of the Company since February, 2000. Mr. Lynch currently operates Motor Finance Company in Jacksonville, Florida. Mr. Lynch’s family owns seven automobile dealerships in Florida and Georgia, as well as Shadydale Farm, a beef cattle operation located in Shadydale, Georgia. Mr. Lynch’s term expires in the year 2008.

Brooks Sheldon (age 61) has served as a director of the Company since May, 2005 and as a director of American Banking Company, a wholly-owned subsidiary of the Company, since 2003. Additionally, he served as President and a director of American Banking Company from 1989 until his retirement in 1997. Mr. Sheldon currently serves as finance chairman on the Colquitt County Hospital Authority Board. Mr. Sheldon’s term expires in the year 2008.

Henry C. Wortman (age 67) has served as a director of the Company since 1990 and as a director of American Banking Company since February, 2006. Mr. Wortman served as a director of Heritage Community Bank, formerly a wholly-owned subsidiary of the Company, from 1988 and until the merger of Heritage Community Bank into American Banking Company in February, 2006. He served as Vice Chairman of the Board of Heritage Community Bank from 1988 until May, 2005, and as Chairman of the Board from May, 2005 until February, 2006. Mr. Wortman has served as a principal partner of Jackson & Wortman LLC, a dairy, pecan, timber and general farming operation based in Quitman, Georgia, since 1965. Mr. Wortman’s term expires in the year 2008.

The backgrounds of the directors with terms expiring in 2006 are summarized above in the discussion of Class III nominees.

Committees of the Board

Executive Committee. The Executive Committee is currently comprised of five directors, two of whom are current or former employees of the Company. The current members of the Executive Committee are Messrs. Fulp, Hortman, Hunnicutt, Jeter and Lynch. The Executive Committee is authorized to exercise all of the powers of the Board, except the power to declare dividends, elect directors, amend the Company’s Bylaws, issue stock or recommend any action to the Company’s shareholders.

Executive Loan Committee. The Executive Loan Committee is currently comprised of six members. Five members of the Executive Loan Committee are directors of the Company, and one member is a non-director employee of the Company. The current members of the Executive Loan Committee who are also directors are Messrs. Hortman, Hunnicutt, Jeter, Sheldon and Wortman. The other current member is Jon S. Edwards, the Company’s Director of Credit Administration. The Executive Loan Committee is responsible for reviewing and approving all loan and credit requests involving principal amounts greater than $4.0 million for the Company and each of the Company’s subsidiary banks (collectively, the “Banks”).

Compensation Committee. The Compensation Committee is currently comprised of four directors, Messrs. Fulp, Jeter, Kirbo and Wortman, none of whom is a current or former employee of the Company or any of its subsidiaries. The duties of the Compensation Committee are generally to establish the compensation for the Company’s executive officers and to act on such other matters relating to compensation as it deems appropriate, including an annual evaluation of the Company’s Chief Executive Officer and the design and oversight of all compensation and benefit programs in which the Company’s employees and officers are eligible to participate.

Audit Committee. The Audit Committee is currently comprised of four members, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of independent judgment in the discharge of the Audit Committee’s duties. See “Report of the Audit Committee of the Board.” The current members of the Audit Committee are Messrs. Floyd, Fulp, Jeter and Wortman. The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary functions include monitoring the integrity of the Company’s financial statements, system of internal controls, and compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent auditor and internal auditing services; and providing an avenue of communication among the independent auditor, management, internal audit and the Board.

Asset Liability Management Committee. The Asset Liability Management Committee is currently comprised of 11 members, three of whom are directors of the Company and the remainder of whom are non-director employees of the Company. The directors who serve on the Asset Liability Management Committee are Messrs. Hortman, Jeter and Sheldon. Messrs. Jeter and Sheldon are non-employee directors. The Asset Liability Management Committee manages the Company’s mix of assets so as to minimize risk and maximize profits, guards against any concentration of assets (including, for example, excessive amounts of loans to one borrower or excessive amounts of investment securities from the same issuer), ensures that reserves against losses are adequate to prevent depletion of earnings, and approves the overall strategy of the Company’s investment portfolio.

Investment Committee. The Investment Committee is currently comprised of four members, two of whom, Messrs. Hortman and Sheldon, are directors of the Company and the remainder of whom are non-director employees of the Company. Mr. Sheldon is a non-employee director of the Company. The Investment Committee is responsible for overseeing the implementation of overall investment portfolio strategy approved by the Asset Liability Management Committee

Nominating Committee. The Nominating Committee is currently comprised of three members, all of whom are independent directors of the Company, as “independence” is defined for purposes of the rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”). The members of the Nominating Committee are Messrs. Floyd, Kirbo and Lynch. The Nominating Committee is responsible for considering, and making recommendations to the Board regarding, the size and composition of the Board, recommending and nominating candidates to fill Board vacancies that may occur and recommending to the Board the director nominees for whom the Board will solicit proxies. See “Identifying and Evaluating Nominees.” The Nominating Committee operates under a charter, a copy of which is set forth in Appendix A to this Proxy Statement.

In 2005, the Board held 16 meetings, the Executive Committee held 14 meetings, the Executive Loan Committee held 29 meetings, the Compensation Committee held 13 meetings, the Audit Committee held four meetings, the Asset Liability Management Committee and the Investment Committee each held 12 meetings, and the Nominating Committee held one meeting. Each director attended at least 75% of all meetings of the full Board and of those committees on which he served and was eligible to attend in 2005.

All members of the Board attended the 2005 Annual Meeting of Shareholders, and all members of the Board have been requested to attend the 2006 Annual Meeting.

Identifying and Evaluating Nominees

With respect to the nomination process, the Nominating Committee reviews the composition and size of the Board to insure that it has the proper expertise and independence; determines the criteria for the selection of Board members and Board committee members; plans for continuity on the Board as existing Board members retire or rotate off the Board; establishes criteria for qualifications as independent directors, consistent with applicable laws and listing standards; maintains a file of suitable candidates for consideration as nominees to the Board; reviews Board candidates recommended by shareholders in compliance with all director nomination procedures for shareholders; and recommends to the Board the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board to fill vacancies.

The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Nominating Committee requires that each Board candidate will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management or other leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.

While the Nominating Committee has authority to retain a search firm or consultants to assist in identifying director candidates, to date no such search firm or consultants have been engaged, and the Company has never received a proposed director candidate from a source outside of the Company. However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company. To do so, a shareholder should send the director candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the Corporate Secretary of the Company. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Board will evaluate candidates based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC and Nasdaq rules and willingness, ability and availability for service. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Board by a shareholder.

Communication with the Board and its Committees

Any shareholder may communicate with the Board by directing correspondence to the Board, any of its committees, or one or more individual members, in care of the Corporate Secretary, Ameris Bancorp, 24 Second Avenue, S.E., Moultrie, Georgia 31768.

EXECUTIVE COMPENSATION

The following table and notes present the total compensation paid or earned during each of the last three fiscal years to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (“named executive officers”) for services rendered during each of the past three fiscal years.

Summary Compensation Table

Name and Principal Position	Year				Long Term Compensation				All Other Annual Compensation
		Annual Compensation			Awards
		Salary		Bonus	Restricted Stock Award		Securities Underlying Options/ SARs
Edwin W. Hortman, Jr. President, Chief Executive Officer and Former Chief Operating Officer	2005	$275,281	(1)	$132,292	$360,000	(2)	18,500	(3)	$30,912	(4)
	2004	$221,000	(1)	$96,750	$75,456		4,800		$20,390
	2003	$149,599	(1)	$59,805	$66,000		3,600		$15,739

Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer	2005	$160,497		$74,200	$—		24,500	(5)	$10,000	(6)
	2004	—		—	—		—		—
	2003	—		—	—		—		—

Jon S. Edwards Executive Vice President and Director of Credit Administration	2005	$154,917		$61,967	$—	(7)	5,000	(8)	$21,085	(9)
	2004	$150,211		$60,050	$28,296		1,800		$20,460
	2003	$143,224		$57,290	$66,000		3,600		$17,072

Thomas T. Dampier Executive Vice President and North Regional Executive	2005	$154,917		$61,967	$—	(10)	7,500	(11)	$11,034	(12)
	2004	$112,343		$44,937	$45,480		3,000		$700
	2003	—		—	—		—		—

Johnny R. Myers Executive Vice President and South Regional Executive	2005	$93,333		$37,333	$—		9,500	(13)	$10,000	(14)
	2004	—		—	—		—		—
	2003	—		—	—		—		—

(1)	Includes directors’ fees.
(2)	On December 31, 2005, Mr. Hortman held a total of 29,600 shares of restricted Common Stock with an aggregate fair market value as of that date of $587,264. 2005 award is subject to achievement of certain performance goals.
(3)	Such options may not be exercised until achievement of certain performance goals.
(4)	For 2005, the Company made contributions for the benefit of Mr. Hortman to the Company’s 401(k) Profit Sharing Plan in the amount of $16,800, including dividends paid on shares of restricted Common Stock during 2005 in the amount of $14,112.
(5)	Of this number, 12,500 options may not be exercised until achievement of certain performance goals.
(6)	Represents a one time bonus paid to Mr. Zember upon commencement of employment.
(7)	On December 31, 2005, Mr. Edwards held a total of 6,600 shares of restricted Common Stock with an aggregate fair market value as of that date of $130,944.
(8)	Such options may not be exercised until achievement of certain performance goals.
(9)	For 2005, the Company made contributions for the benefit of Mr. Edwards to the Company’s 401(k) Profit Sharing Plan in the amount of $16,717, including dividends paid on shares of restricted Common Stock during 2005 in the amount of $4,368.
(10)	On December 31, 2005, Mr. Dampier held a total of 3,000 shares of restricted Common Stock with an aggregate fair market value as of that date of $59,520.
(11)	Such options may not be exercised until achievement of certain performance goals.
(12)	For 2005, the Company made contributions for the benefit of Mr. Dampier to the Company’s 401(k) Profit Sharing Plan in the amount of $9,354, including dividends paid on shares of restricted Common Stock during 2005 in the amount of $1,680.
(13)	Of this number, 7,500 options may not be exercised until achievement of certain performance goals.
(14)	Represents a one time bonus paid to Mr. Myers upon commencement of employment.

Option Grants in Year Ended December 31, 2005

The following table sets forth information with respect to options granted under the Company’s Omnibus Stock Ownership and Long Term Incentive Plan and 2005 Omnibus Stock Ownership and Long-Term Incentive Plan to each of the named executive officers during the year ended December 31, 2005.

Option Grants During 2005

	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2005	Exercise Price (per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Edwin W. Hortman, Jr.	18,500	10.45%	$18.00	6/28/2015	$209,422	$530,716
Dennis J. Zember Jr.	24,500	13.84%	$17.37	6/28/2015	$267,607	$678,169
Jon S. Edwards	5,000	2.82%	$18.00	6/28/2015	$56,601	$143,437
Thomas T. Dampier	7,500	4.24%	$18.00	6/28/2015	$84,901	$215,155
Johnny R. Myers	9,500	5.37%	$18.03	6/28/2015	$107,742	$273,040

(1)	All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options (other than 12,000 options granted to Mr. Zember and 2,000 options granted to Mr. Myers) may not be exercised until achievement of certain performance goals, and none of such options may be exercised later than 10 years after the date of grant.
(2)	These amounts represent certain assumed rates of appreciation as set forth by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

Stock Option Exercises During 2005 and Stock Option Year-End Values

The following table sets forth information with respect to options exercised during the year ended December 31, 2005 by each of the named executive officers, together with the number and value of unexercised options and stock appreciation rights (“SARs”) held as of the end of the last fiscal year for each such person.

Aggregated Option Exercises and Fiscal Year-End Option/SAR Values

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/ SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edwin W. Hortman, Jr.	3,000	$34,410	15,940	21,760	$101,774	$63,618
Dennis J. Zember Jr.	—	$—	2,500	22,000	$6,175	$54,340
Jon S. Edwards	—	$—	20,560	9,040	$204,628	$37,564
Thomas T. Dampier	—	$—	2,100	8,400	$5,568	$22,272
Johnny R. Myers	—	$—	1,500	8,000	$2,715	$14,480

(1)	Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	459,235	$13.89	971,304
Equity compensation plans not approved by security holders	—	—	—

Total	459,235	$13.89	971,304

(1)	These plans are the 1997 and 2005 Ameris Bancorp Omnibus Stock Ownership and Long Term Incentive Plans.

Employment and Compensation Arrangements

Edwin W. Hortman, Jr. The Company entered into an Executive Employment Agreement with Mr. Hortman effective as of December 31, 2003, as amended (the “Hortman Employment Agreement”), pursuant to which Mr. Hortman has agreed to serve as the President and Chief Executive Officer of the Company for a continuously (on a daily basis) renewing, three-year period until such time as either party gives written notice to the other party not to extend the term of the Hortman Employment Agreement beyond the date that is three years after the date specified in such notice. Notwithstanding any notice not to so extend, the term of the Hortman Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Hortman Employment Agreement, which automatically terminates when Mr. Hortman attains age 65, provides that Mr. Hortman will receive a minimum base salary of $250,000.

In addition, the Hortman Employment Agreement provides that Mr. Hortman is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company. The Hortman Employment Agreement further provides that, in the event of termination of Mr. Hortman’s employment with the Company, the Company will pay to Mr. Hortman (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for three additional 12-month periods, his base salary and a bonus in an amount determined pursuant to the terms of the Hortman Employment Agreement if he terminates his employment for good reason or if the Company terminates his employment without cause.

Upon a termination of Mr. Hortman’s employment under certain circumstances, Mr. Hortman will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. Finally, the Hortman Employment Agreement also includes certain restrictive covenants which limit Mr. Hortman’s ability to compete with the Company or divulge certain confidential information concerning the Company.

Dennis J. Zember Jr. The Company entered into an Executive Emplacement Agreement with Mr. Zember effective as of May 6, 2005 (the “Zember Employment Agreement”), pursuant to which Mr. Zember has agreed to serve as Executive Vice President and Chief Financial Officer of the Company for an initial term of two years, which initial term shall be automatically renewed for additional consecutive two year terms unless timely notice of non-renewal is given by either the Company or Mr. Zember. Notwithstanding any notice not to so extend, the term of the Zember Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Zember Employment Agreement, which automatically terminates when Mr. Zember attains age 65, provides that Mr. Zember will receive a minimum base salary of $182,500.

In addition, the Zember Employment Agreement provides that Mr. Zember is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the Chief Financial Officer of the Company. The Zember Employment Agreement further provides that, in the event of termination of Mr. Zember’s employment with the Company, the Company will pay to Mr. Zember (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for two additional 12-month periods, his base salary and a bonus in an amount determined pursuant to the terms of the Zember Employment Agreement if he terminates his employment for good reason, unless such good reason termination occurs in connection with a Change of Control that occurs within the first year of the Zember Employment Agreement, in which case Mr. Zember would receive his base salary and an annual bonus through the date of termination and for three additional 12-month periods.

Upon a termination of Mr. Zember’s employment for good reason, Mr. Zember will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Zember Employment Agreement also includes certain restrictive covenants which limit Mr. Zember’s ability to compete with the Company or divulge certain confidential information concerning the Company.

Jon S. Edwards. The Company entered into an Executive Employment Agreement with Mr. Edwards effective as of July 1, 2003 (the “Edwards Employment Agreement”), pursuant to which Mr. Edwards serves as the Senior Credit Officer and the Director of Credit Administration of the Company. The Edwards employment agreement has an initial term of one year, which initial term shall be automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Edwards. Notwithstanding any notice not to so extend, the term of the Edwards Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Edwards Employment Agreement, which automatically terminates when Mr. Edwards attains age 65, provides that Mr. Edwards will receive a minimum base salary of $142,500.

In addition, the Edwards Employment Agreement provides that Mr. Edwards is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the South Regional Executive of the Company. The Edwards Employment Agreement further provides that, in the event of termination of Mr. Edwards’s employment with the Company, the Company will pay to Mr. Edwards (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for one additional 12-month period, his base salary and a bonus in an amount determined pursuant to the terms of the Edwards Employment Agreement if he terminates his employment for good reason.

Upon a termination of Mr. Edwards’s employment for good reason, Mr. Edwards will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Edwards Employment Agreement also includes certain restrictive covenants which limit Mr. Edwards’ ability to compete with the Company or divulge certain confidential information concerning the Company.

Thomas T. Dampier. The Company entered into an Executive Employment Agreement with Mr. Dampier effective as of May 18, 2004 (the “Dampier Employment Agreement”), pursuant to which Mr. Dampier has agreed to serve as Executive Vice President and North Regional Executive of the Company for a continuously (on a daily basis) renewing, one-year period until such time as either party gives written notice to the other party not to extend the term of the Dampier Employment Agreement beyond the date that is one year after the date specified in such notice. Notwithstanding any notice not to so extend, the term of the Dampier Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Dampier Employment Agreement, which automatically terminates when Mr. Dampier attains age 65, provides that Mr. Dampier will receive a minimum base salary of $152,000.

In addition, the Dampier Employment Agreement provides that Mr. Dampier is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as Executive Vice President and North Regional Executive of the Company. The Dampier Employment Agreement further provides that, in the event of termination of Mr. Dampier’s employment with the Company, the Company will pay to Mr. Dampier (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for one additional 12-month period, his base salary and a bonus in an amount determined pursuant to the terms of the Dampier Employment Agreement if he terminates his employment for good reason.

Upon a termination of Mr. Dampier’s employment for good reason, Mr. Dampier will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Dampier Employment Agreement also includes certain restrictive covenants which limit Mr. Dampier’s ability to compete with the Company or divulge certain confidential information concerning the Company.

Johnny R. Myers. The Company entered into an Executive Employment Agreement with Mr. Myers effective as of May 11, 2005 (the “Myers Employment Agreement”), pursuant to which Mr. Myers has agreed to serve as Executive Vice President and Regional Executive of the Company for a continuously (on a daily basis) renewing, one-year period until such time as either party gives written notice to the other party not to extend the term of the Myers Employment Agreement beyond the date that is one year after the date specified in such notice. Notwithstanding any notice not to so extend, the term of the Myers Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Myers Employment Agreement, which automatically terminates when Mr. Myers attains age 65, provides that Mr. Myers will receive a minimum base salary of $140,000.

In addition, the Myers Employment Agreement provides that Mr. Myers is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as Executive Vice President and Regional Executive of the Company. The Myers Employment Agreement further provides that, in the event of termination of Mr. Myers’ employment with the Company, the Company will pay to Mr. Myers’ (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) his base salary and annual bonus through the date of termination and, for one additional 12-month period, his base salary and a bonus in an amount determined pursuant to the terms of the Myers’ Employment Agreement if he terminates his employment for good reason.

Upon a termination of Mr. Myers’ employment for good reason, Mr. Myers will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Myers Employment Agreement also includes certain restrictive covenants which limit Mr. Myers’ ability to compete with the Company or divulge certain confidential information concerning the Company.

Compensation of Directors

All directors serving on the Board receive a retainer fee of $833 per month plus $300 per meeting attended for their services, except that Mr. Vereen receives a monthly fee of $1,200 for serving on the Board. Board meetings are held monthly. Members of the Executive Committee (except Mr. Hortman) receive a fee of $200 per meeting attended, members of the Audit Committee receive a fee of $200 per meeting attended, members of the Compensation Committee receive a fee of $200 per meeting attended, and members of the Nominating Committee receive a fee of $200 per meeting attended. Messrs. Jeter and Sheldon each receive $150 per meeting attended for their services on the Asset Liability Management Committee and are the only directors on the Asset Liability Management Committee to receive compensation for service thereon.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2005 or as of the date of this proxy statement is or has been an officer or employee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee is composed of Messrs. Fulp, Jeter, Kirbo and Wortman. No member of the Compensation Committee is a current or former employee of the Company or any subsidiary.

Compensation Philosophy and Policy. The fundamental objective of the Company’s executive compensation program is to ensure that management is compensated in a way that advances both the short-and-long-term interests of shareholders while also ensuring that the Company is able to attract and retain qualified executives.

The Compensation Committee attempts to structure a compensation program for the Company that will reward its top executives with cash bonuses and periodic grants of long-term stock-based compensation, including stock options and restricted stock, while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Compensation Committee held 13 meetings during the year ended December 31, 2005.

In reviewing the compensation to be paid to the Company’s executive officers during the year ended December 31, 2005, the Compensation Committee sought to ensure that the Company’s executive officers were rewarded for long-term strategic management, for increasing the Company’s value for its shareholders and for achieving internal goals.

The key components of executive officer compensation are salary, bonus and a mix of restricted stock grants and option grants, which may be subject to time-based or performance-based vesting requirements. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and long-term incentive compensation awards are intended to reward exceptional performance and are determined on the basis of such benchmarks as financial and operating performance. Stock-based compensation is also intended to increase management’s interest in the Company’s long-term success as measured by the market and book value of the Common Stock and is granted under various incentive plans to officers and directors of the Company and its subsidiaries.

The Company has entered into employment and compensation arrangements with certain of its executive officers which are described in the section of this Proxy Statement captioned “Executive Compensation.”

Compensation of Chief Executive Officer. Mr. Hortman’s compensation for 2005 was determined under the terms of his employment agreement and in accordance with the criteria described above. See “Employment and Compensation Arrangements”. Mr. Hortman’s bonus for 2005 was determined on the basis of the Company’s satisfaction of certain pre-established financial performance targets.

Tax Deductibility Considerations. Certain provisions of the federal tax laws limit the deductibility of certain compensation for the chief executive officer and other executives to $1.0 million in applicable remuneration in any year. This provision has had no effect on the Company since its enactment because no officer of the Company has received $1.0 million in applicable remuneration in any year. If it appears that the threshold may be exceeded at some time in the future, the Company will take the necessary steps to conform its compensation to qualify for deductibility. Further, the compensation committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

Submitted by the Compensation Committee

J. Raymond Fulp (Chairman)

Daniel B. Jeter

Glenn A. Kirbo

Henry C. Wortman

The foregoing report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Company specifically incorporates such report or the performance graph by reference therein.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Board has established a separately-designated standing Audit Committee and adopted an amended and restated charter for the Audit Committee. The Audit Committee is comprised solely of independent directors, as defined by the listing standards of Nasdaq, one of which, Daniel B. Jeter, is an audit committee financial expert, as defined by the rules of the SEC. The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions.

As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and the reporting process, and Mauldin & Jenkins, Certified Public Accountants, LLC (“Mauldin & Jenkins”), the Company’s independent auditors, are responsible for performing an audit in accordance with generally accepted auditing standards to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

The Audit Committee has met and has held discussions and reviewed with management, the Company’s internal auditors and Mauldin & Jenkins concerning the consolidated financial statements for the fiscal year ended December 31, 2005. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed with Mauldin & Jenkins the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee has discussed with Mauldin & Jenkins their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also discussed with Mauldin & Jenkins any relationships that may have an impact on their objectivity and independence and satisfied itself as to their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Submitted by the Audit Committee

Daniel B. Jeter (Chairman)

Johnny W. Floyd

J. Raymond Fulp

Henry C. Wortman

PERFORMANCE GRAPH

Set forth below is a line graph comparing the change in the cumulative total shareholder return on the Common Stock against the cumulative return of Nasdaq (U.S. Companies) and the index of Nasdaq Bank Stocks for the five-year period commencing December 31, 2000, and ending December 31, 2005. The graph shows the value at December 31, 2000, December 31, 2001, December 29, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, assuming an investment of $100 on December 31, 2000, and reinvestment of dividends and other distributions to shareholders.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
Ameris Bancorp

Produced on 03/03/2006 including data to 12/30/2005

$400
$300
$200
$100
$0
299.9
159.4
91.1
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
——— ■	Ameris Bancorp	100.0	148.1	148.7	191.3	255.5	299.9
— — ★	Nasdaq Stock Market (US Companies)	100.0	79.3	54.8	82.0	89.2	91.1
- - - ▲	Nasdaq Bank Stocks SIC 6020 – 6029, 6710 – 6719 US & Foreign	100.0	108.3	110.8	142.6	163.2	159.4

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Mauldin & Jenkins as its independent auditors for the fiscal year ended December 31, 2005. Mauldin & Jenkins has served as the Company’s independent auditors since 1985. Services provided to the Company and its subsidiaries by Mauldin & Jenkins in the fiscal year ended December 31, 2005 included the examination of the Company’s consolidated financial statements, limited review of quarterly reports, services related to filings with the SEC and consultation with respect to various tax matters.

Representatives of Mauldin & Jenkins will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

Fees and Services

The following is a summary of the fees billed to the Company by Mauldin & Jenkins for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees(1)	$275,700	$253,825
Audit-related Fees(2)	62,500	65,650
Tax Fees(3)	78,275	69,350
All Other Fees(4)	-0-	-0-

Total Fees	$416,475	$388,825

(1)	Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, attestation services related to management’s assertions related to internal controls and services that are normally provided by Mauldin & Jenkins in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence services related to contemplated mergers and acquisitions, employee benefit plan audits and consultations concerning financial accounting and reporting standards.
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and assistance with tax notices.
(4)	Consists of fees for products and services other than the services reported above. There were no fees paid to Mauldin & Jenkins in fiscal 2005 or 2004 that are not included in the above classifications.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All services provided by Mauldin & Jenkins are subject to pre-approval by the Audit Committee. The Audit Committee may authorize any member of the Audit Committee to approve services by Mauldin & Jenkins in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review the decisions made by such authorized member of the Audit Committee at its next scheduled meeting. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on Mauldin & Jenkins’ independence.

Unless otherwise specified, the proxy holders designated in the proxy will vote the shares covered thereby at the Annual Meeting “FOR” ratification of the appointment of Mauldin & Jenkins. In the event that the shareholders do not ratify the appointment of Mauldin & Jenkins, the appointment will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

CERTAIN TRANSACTIONS

The Company and the Banks have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors and officers of the Company and the Banks and their associates, including corporations, partnerships and other organizations in which such directors and officers have an interest. At December 31, 2005, certain executive officers and directors, and companies in which, as of such date, such executive officers and directors had a ten percent (10%) or more beneficial interest, were indebted to the Banks in the aggregate amount of approximately $7.4 million. These loans were made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with others and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

Since November 1, 1991, the Company has leased a building from Mr. Hunnicutt, who currently serves as a director of American Banking Company, and Lynn Jones, who previously served as a director of American Banking Company, a wholly-owned subsidiary of the Company, until February, 2006, that is used as the Company’s operations center in Moultrie, Georgia. On August 1, 2003, the Company renewed the lease, increasing the rent payments from $5,667 per month to $6,500 per month. Rent payments made under the extended lease, which expires on July 31, 2008, totaled $ 78,000 for 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all of the Company’s officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that J. Raymond Fulp, Michael F. McDonald, Eugene M. Vereen, Jr. and Henry C. Wortman each filed one late Form 4 with respect to a transaction in shares of the Common Stock.

OTHER MATTERS

The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the accompanying Notice of Annual Meeting of Shareholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual Meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.

ADDITIONAL INFORMATION

Shareholder Proposals

Any shareholder proposal intended to be presented at the Company’s annual meeting of shareholders to be held in 2007 and to be included in the Company’s proxy statement and form of proxy for that meeting must be in writing and must be received by the Company, directed to the attention of the Corporate Secretary, not later than November 12, 2006. Any such proposal must comply in all respects with the rules and regulations of the SEC.

Annual Report

A copy of the Company’s Annual Report to Shareholders is enclosed with this Proxy Statement. The Annual Report to Shareholders is not deemed a part of the proxy soliciting material. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2005, was filed with the SEC on March 16, 2006. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2005, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report on Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. A number of brokers with account holders who are shareholders of the Company will be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or notify us by sending a written request to Ameris Bancorp, 24 Second Avenue, S.E., Moultrie, Georgia, 31768, Attn: Corporate Secretary, or by calling 229-890-1111.

Appendix A

AMERIS BANCORP

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Ameris Bancorp, a Georgia corporation (the “Company”), to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the annual meeting of the shareholders of the Company, determine membership on the committees of the Board, oversee annual self-evaluations by the Board and self-evaluate itself annually and report annually to the Board on the succession plan regarding the Company’s Chief Executive Officer (“CEO”).

Membership

The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three directors. All members of the Committee shall meet the independence requirements of The NASDAQ Stock Market and the Securities and Exchange Commission.

Meetings

The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairman of the Committee to call a meeting. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

Goals and Responsibilities

1. The Committee shall recommend to the Board director nominees for election at the annual meeting of the shareholders of the Company.

2. Prior to nominating an existing director for re-election to the Board, the Committee shall consider and review the existing director’s: (a) Board and committee meeting attendance and performance; (b) length of Board service; (c) experience and skills and contributions that the existing director brings to the Board; and (d) independence.

3. In the event that a director vacancy arises, the Committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the annual meeting of shareholders.

4. A director nominee shall meet such director qualifications as shall be determined by the Committee, which shall include, among such other qualifications as the Committee may determine, that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s shareholders.

5. The Committee shall have the sole discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

6. The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the

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re-appointment of a director to a Board committee, the Committee shall review the existing director’s independence, if required, skills, Board committee meeting attendance, performance and contribution and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills and who, if required by the applicable committee charter, is independent to be approved to fill the vacancy.

7. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the full Board that will conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each fiscal year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the Chairman and/or the CEO and, if necessary, to the relevant committee chairman.

8. The Committee shall annually review its own performance by distributing to its members a written self-assessment.

9. The Committee shall make an annual report to the Board on emergency, as well as expected, CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential CEO successors, along with a review of any development plans recommended for such individuals.

10. Any concerns regarding non-financial matters that are reported to the Audit Committee of the Board and referred to the Committee shall be reviewed and investigated by the Committee.

11. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

* * * * *

Adopted and effective as of March 14, 2006.

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AMERIS BANCORP c/o Stock Transfer Department Post Office Box 105649 Atlanta, GA 30348	VOTE BY TELEPHONE Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230 Pittsburgh PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or over the Internet, do not mail your proxy card.

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Proxy card must be signed and dated below.

ê  Please fold and detach card at perforation before mailing.  ê

AMERIS BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Hunnicutt and Edwin W. Hortman, Jr. and each of them, with full power of substitution, the proxies and attorneys of the undersigned at the Annual Meeting of Shareholders (the “Annual Meeting”) of Ameris Bancorp (the “Company”) to be held on Tuesday, May 16, 2006, at the principal offices of the Company, located at 24 Second Avenue, S.E., Moultrie, Georgia, at 4:15 p.m., local time, and at any adjournment or postponement thereof, and hereby authorizes them to vote as designated below at the Annual Meeting all the shares of common stock of the Company held of record by the undersigned as of March 7, 2006. The undersigned hereby acknowledges receipt of the Annual Report of the Company for the fiscal year ended December 31, 2005, and the Notice of Annual Meeting and Proxy Statement of the Company for the Annual Meeting.

Date: , 2006

Signature

Signature if held jointly
Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.

PLEASE SIGN, DATE, AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

ê  Please fold and detach card at perforation before mailing.  ê

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AMERIS BANCORP	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of each nominee, for proposal 2, and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

1.	Election of Directors:

Class III (Three-Year-Term) Nominees

(1) Kenneth J. Hunnicutt	(2) Glenn A. Kirbo	(3) Eugene M. Vereen, Jr.

❑ FOR all nominees		❑ WITHHOLD authority
(except as marked to the contrary below)		to vote for all nominees

Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

2.	To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the Company’s independent accountants for the fiscal year ended December 31, 2005:

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)